UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 19, 2011 (December 13, 2011)

SANCHEZ ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35372	45-3090102
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Bagby Street

Suite 1600

Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

(713) 783-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On December 19, 2011, Sanchez Energy Corporation (the “Company”) completed its initial public offering (the “IPO”) of shares of common stock, par value $0.01 per share (the “Common Stock”), at a price to the public of $22.00 per share. The shares of Common Stock were offered pursuant to a Registration Statement on Form S-1, as amended (File No. 333-176613) (the “Registration Statement”), initially filed by the Company with the Securities and Exchange Commission (the “Commission”) on September 1, 2011, including a prospectus (the “Prospectus”), which contains the material terms of the IPO, filed with the Commission on December 14, 2011 pursuant to Rule 424(b)(4).

Underwriting Agreement

In connection with the IPO, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”) on December 13, 2011, by and between the Company and Johnson Rice & Company L.L.C., as representative of the several underwriters named therein (the “Underwriters”), providing for the offer and sale by the Company, and purchase by the Underwriters, of 10,000,000 shares of Common Stock at a price to the public of $22.00 per share of Common Stock ($20.57 per share of Common Stock, net of underwriting discounts and commissions). The Underwriting Agreement also granted the Underwriters a 30-day option (the “Over-allotment Option”) to purchase up to an additional 1,500,000 shares of Common Stock on the same terms.

The Underwriting Agreement contains customary representations, warranties and agreements of the Company, and customary conditions to closing, obligations of the parties and termination provisions. The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The IPO closed on December 19, 2011 and the Company received net proceeds of approximately $202.7 million from the sale of the shares of Common Stock (net of estimated expenses and underwriting discounts and commissions). As described in the Prospectus, the Company paid $50 million of the net proceeds from the offering as partial consideration (together with its issuance to Sanchez Energy Partners I, LP (“SEP I”) of up to approximately 22.1 million shares of its common stock) for the contribution by SEP I of the limited liability company interests in SEP Holdings III, LLC and approximately $89 million of the net proceeds as partial consideration (together with its issuance of 909,091 shares of the Common Stock) for the acquisition of the limited liability company interests in SN Marquis LLC. The Company intends to use the remaining net proceeds of approximately $64 million to fund its capital expenditures, and, in particular, its drilling, exploration and acquisition programs through December 2013, its other operating expenses, and for general corporate purposes.

As more fully described under the caption “Underwriting” in the Prospectus, certain of the Underwriters have performed commercial banking services for SEP I, which is an affiliate of the Company, for which they have received customary fees and expenses. Certain of the Underwriters and their affiliates may in the future provide various investment banking, commercial banking, advisory and other financial services to the Company and its affiliates for which they may in the future receive customary fees and expenses. An affiliate of Macquarie Capital (USA) Inc., one of the Underwriters, is the lender under SEP I’s credit agreement and will receive a portion of the net proceeds from the IPO in connection with the repayment of outstanding borrowings under such credit agreement from the amounts received by SEP I in the formation transactions which are described in the Prospectus.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 and incorporated in this Item 1.01 by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 13, 2011 and in connection with the IPO, Gilbert A. Garcia was appointed to the Board of Directors (the “Board”) of the Company as an independent director and to the Audit Committee of the Board. This appointment was effective immediately.

Mr. Garcia, 48, is the Managing Partner of Garcia Hamilton & Associates, L.P., an institutional asset management firm, which he joined in 2002 and where he supervises all facets of the firm’s investment decisions. Prior to joining Garcia Hamilton & Associates, L.P., Mr. Garcia worked at two other institutional asset management firms, Smith Graham & Company, where Mr. Garcia was most recently the Chief Investment Officer, and Cisneros Asset Management, where he was most recently President. Mr. Garcia started his professional career with Salomon Brothers specializing in mortgage-backed securities. Mr. Garcia received his Bachelor of Arts in Economics from Yale University.

There is no arrangement or understanding between Mr. Garcia and any other persons pursuant to which he was elected to serve as a director of the Company. There are no existing relationships between Mr. Garcia and the Company that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year

Amended and Restated Certificate of Incorporation of Sanchez Energy Corporation

On December 13, 2011, the Company amended and restated its Certificate of Incorporation (as so amended and restated, the “Certificate of Incorporation”). A description of the material provisions of the Certificate of Incorporation is contained in the Prospectus in the section entitled “Description of Capital Stock” and is incorporated herein by reference.

The foregoing description and the description contained in the Prospectus are not complete and each is qualified in its entirety by reference to the full text of the Certificate of Incorporation, which is filed as Exhibit 3.1 to this Current Report on 8-K and is incorporated in this Item 5.03 by reference.

Amended and Restated Bylaws of Sanchez Energy Corporation

On December 13, 2011, the Company amended and restated its Bylaws (as so amended, and restated, the “Bylaws”). A description of material provisions of the Bylaws is contained in the Prospectus in the section entitled “Description of Capital Stock” and is incorporated herein by reference.

The foregoing description and the description contained in the Prospectus are not complete and each is qualified in its entirety by reference to the full text of the Bylaws, which is filed as Exhibit 3.2 to this Current Report on 8-K and is incorporated in this Item 5.03 by reference.

Item 7.01. Regulation FD Disclosure

The Company recently drilled and finished completion activities on its fifth and sixth Eagle Ford Shale horizontal wells in its Palmetto area, the Barnhart #5H and #6H, in Gonzales County, Texas. These two wells have now commenced production with initial 24-hour production rates for the Barnhart #5H and #6H of 1,435 boe/d and 1,382 boe/d, respectively, using a 14/64 inch restricted choke.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

The following materials are filed as exhibits to this Current Report on Form 8-K.

Exhibits.

1.1	Underwriting Agreement, dated December 13, 2011, by and among the Company and Johnson Rice & Company L.L.C., as representative of the several underwriters named therein.

3.1	Amended and Restated Certificate of Incorporation dated as of December 13, 2011.

3.2	Amended and Restated Bylaws dated as of December 13, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANCHEZ ENERGY CORPORATION

Date: December 19, 2011	By:	/s/ Michael G. Long
Michael G. Long
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

1.1	Underwriting Agreement, dated December 13, 2011, by and among the Company Johnson Rice & Company L.L.C. as representative of the several underwriters named therein.

3.1	Amended and Restated Certificate of Incorporation dated as of December 13, 2011.

3.2	Amended and Restated Bylaws dated as of December 13, 2011.